UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2005

TCI SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-49783	33-0537151
(State or Other Jurisdiction of incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

17752 Skypark Circle, Suite 160 Irvine, California		92614
(Address of principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (949) 476-1122

Not Applicable
(Former name, former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 30, 2005, David R. Butler resigned from his position as Chief Executive Officer of TCI Solutions, Inc. (the “Company”). Mr. Butler continues to be employed by the Company. Mr. Butler became eligible to receive a $75,000 bonus pursuant to a previously reported severance arrangement with the Company, which bonus is payable upon completion of the merger of the Company with a subsidiary of Retalix Ltd.

On June 30, 2005, Victor Hamilton assumed the position of Acting Chief Executive Officer of the Company. Mr. Hamilton will serve in such position without compensation from the Company in addition to the compensation he already receives in his positions with other subsidiaries of Retalix Ltd.

Mr. Hamilton, age 51, has been the President and Chief Executive Officer of Retalix Holdings Inc., a wholly owned subsidiary of Retalix Ltd., and the President and Chief Executive Officer of Retalix SCM, Inc., a wholly owned subsidiary of Retalix Holdings Inc., since April 2005, and a Director of Retalix Ltd. since May 2005.

Mr. Hamilton founded H&S Computer Systems in 1981. H&S provided customized computer software for the food distribution industry, specializing in ERP warehousing, and sales force automation applications. In January 2000, Mr. Hamilton assumed the role of Chairman and Chief Executive Officer of a newly formed company, Integrated Distribution Systems LLC (“IDS”), and served in such capacities until the acquisition of substantially all of the assets of IDS by a subsidiary of Retalix Ltd. in April 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2005

TCI SOLUTIONS, INC.

By:	/s/ Stephen P. DeSantis
Stephen P. DeSantis Executive Vice President, Chief Financial Officer and Secretary